UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2020

BARREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201740	47-1963189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 s Eastern Ave, Suite 200 Las Vegas, NV.	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 595-2247

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 10, 2020, the Registrant board of directors determined that, in light of the circumstances and uncertainty surrounding the effects of the COVID-19 pandemic on the business, consultants and service providers, that it will delay the filing of its quarterly report on Form 10-Q for the period ended March 31, 2020 by up to 45 days in accordance with the SEC’s March 4, 2020 Order (Release No. 34-88318) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended. The Registrant’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world and thus the Registrant’s business operations have been disrupted and it is unable to timely prepare and review the Registrant’s financial statements for the March 31, 2020 quarter end. As such, the Registrant will be making use of the 45-day grace period provided by the SEC’s Order to delay filing of its Reports. The Registrant plans to file its Quarterly Report by no later than June 29, 2020, 45 days after the original due date of its Quarterly Report. The Registrant is not able to predict with certainty the impact of the COVID-19 pandemic on its operations and results.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements None

(b)	Exhibits None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARREL ENERGY, INC.

Date: May 14, 2020	/s/ Harpreet Singha
Harpreet Singha
Chairman

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